Exhibit 99.1

PMC Reports First Quarter 2015 Results

Q1 2015 earnings announcement call live on http://investor.pmcs.com at 1:30 p.m. PT

Conference call: 1 (888) 505-4375 or 1 (719) 325-2472 outside North America; passcode 6526275#

Replay available shortly after end of conference call through May 27, 2015

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 27, 2015--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the first quarter ended March 28, 2015.

Net revenues in the first quarter of 2015 totaled $133.1 million, an increase of 5 percent compared to $126.5 million in the first quarter of 2014, and a decrease of 3 percent from $136.9 million in the fourth quarter of 2014. Storage product revenues in the first quarter of 2015 totaled $96.5 million, an increase of 11 percent from $87.0 million in the first quarter of 2014.

GAAP net income in the first quarter of 2015 totaled $4.7 million or $0.02 per diluted share, compared to GAAP net loss in the first quarter of 2014 of $4.2 million or $0.02 per share, and GAAP net income in the fourth quarter of 2014 of $2.3 million or $0.01 per diluted share.

Non-GAAP net income in the first quarter of 2015 totaled $20.9 million or $0.10 per diluted share, compared to non-GAAP net income in the first quarter of 2014 of $16.0 million or $0.08 per diluted share, and to non-GAAP net income in the fourth quarter of 2014 of $22.7 million or $0.11 per diluted share.

“We experienced strong year-over-year growth in storage at eleven percent, representing a solid start for the year,” said Greg Lang, PMC president and chief executive officer. “And, with our four key drivers firmly in place, we remain positive about top and bottom line growth prospects for the balance of 2015.”

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

FIRST QUARTER HIGHLIGHTS

The Company announced the following in the first quarter of 2015:

  On Mar. 24, PMC announced an OTN-based solution for fronthaul networking in Centralized Baseband RAN (C-RAN) architectures used for LTE and LTE-Advanced systems. Until now, C-RAN deployments have been stalled by complex fronthaul latency and timing requirements. PMC’s solution meets the required latency and beats jitter specifications with up to 75 percent margin, enabling OTN to be used to implement carrier-grade fronthaul.
  On Mar. 18, PMC introduced its latest DIGI OTN processor, enabling the transition to 400G line cards in OTN switched metro networks. The new DIGI-G4 is the industry’s densest single-chip 4x100G OTN processor with 50 percent less power per port than the previous generation. It addresses the needs of an SDN-ready, encrypted transport infrastructure. DIGI-G4 delivers the capacity, security and flexibility required for 400G line cards in packet optical transport platforms (P-OTP), ROADM/WDM and optimized data center interconnect platforms.
  On Mar. 18, PMC also received the Lightwave Innovation Award for the DIGI-G4 OTN processor, earning an impressive score of 4.5 out of 5, one of the highest scores awarded by the judges. The 2015 Lightwave Innovation Awards judges comprised a panel of industry experts, including service providers, technology developers, industry analysts and journalists.
  On Feb. 9, PMC announced that its board of directors authorized a new share repurchase program for up to $75 million of its common stock. This new program increases the total remaining repurchase authorization to $102 million, including the $27 million that remains available for repurchases under the $275 million 2012 share repurchase authorization. During Q1 2015, PMC repurchased 6.1 million shares of common stock. Since PMC began its first share repurchase program in 2011, PMC has repurchased and retired 60.4 million shares at a total cost of $385.2 million.

First Quarter 2015 Conference Call

Management will review first quarter 2015 results and share its outlook for the second quarter of 2015 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on April 27, 2015. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call by telephone, dial 1 (888) 505-4375 or 1 (719) 325-2472 outside North America with passcode 6526275# approximately ten minutes before the start time. A telephone playback will be available until May 27, 2015, and can be accessed at 1 (888) 203-1112 or 1 (719) 457-0820 outside North America using passcode 6526275#.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as tax rates, foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2015. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS is a trademark of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	March 28,	December 27,	March 29,
	2015	2014	2014

Net revenues	$133,071	$136,851	$126,468
Cost of revenues	39,980	40,702	37,564
Gross profit	93,091	96,149	88,904

Research and development, net	48,866	50,942	50,148
Selling, general and administrative	30,051	29,411	29,340
Amortization of purchased intangible assets	9,317	10,994	12,329
Income (loss) from operations	4,857	4,802	(2,913)

Other income (expense):
Gain on investment securities and other investments	32	68	29
Amortization of debt issue costs	(51)	(51)	(51)
Amortization of discount on short-term and long-term obligation	(210)	(350)	-
Foreign exchange gain	2,594	2,866	532
Financial income, net	164	2	9
Income (loss) before provision for income taxes	7,386	7,337	(2,394)
Provision for income taxes	(2,731)	(5,007)	(1,847)
Net income (loss)	$4,655	$2,330	$(4,241)

Net income (loss) per common share - basic and diluted	$0.02	$0.01	$(0.02)

Shares used in per share calculation - basic	200,249	198,625	195,188
Shares used in per share calculation - diluted	205,688	201,935	195,188

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, net, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), provision for income taxes, operating expenses, operating income (loss), operating margin, net income (loss), and net income per share - basic and diluted.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.

Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense, net, Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Other Income (Expense), Provision for Income Taxes, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share

(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	March 28,	December 27,	March 29,
	2015	2014	2014

GAAP cost of revenues	$39,980	$40,702	$37,564
Stock-based compensation	(271)	(285)	$(241)
Termination expense recoveries	-	-	$9
Non-GAAP cost of revenues	$39,709	$40,417	$37,332

GAAP gross profit	$93,091	$96,149	$88,904
Stock-based compensation	271	285	241
Termination expense recoveries	-	-	(9)
Non-GAAP gross profit	$93,362	$96,434	$89,136

Non-GAAP gross profit %	70.2%	70.5%	70.5%

GAAP research and development expense, net	$48,866	$50,942	$50,148
Stock-based compensation	(2,844)	(2,880)	(2,647)
Acquisition-related costs	(106)	(423)	(800)
Termination expense recoveries	38	8	58
Reversal of accruals	-	342	-
Lease exit recoveries	-	29	-
Non-GAAP research and development expense, net	$45,954	$48,018	$46,759

GAAP selling, general and administrative expense	$30,051	$29,411	$29,340
Stock-based compensation	(3,578)	(3,682)	(3,303)
Acquisition-related costs	(171)	(261)	(61)
Lease exit recoveries (costs)	11	(5)	(142)
Termination and separation costs	(507)	(645)	(3)
Asset impairments	-	-	(477)
Other expenses	-	-	(58)
Non-GAAP selling, general and administrative expense	$25,806	$24,818	$25,296

GAAP amortization of purchased intangible assets	$9,317	$10,994	$12,329
Amortization of purchased intangible assets	(9,317)	(10,994)	(12,329)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-

GAAP other income	$2,529	$2,535	$519
Foreign exchange gain on foreign tax liabilities	(2,179)	(2,665)	(879)
Gain on disposal of investment	-	(26)	-
Amortization of discount on short-term and long-term obligations	210	350	-
Non-GAAP other income (expense)	$560	$194	$(360)

GAAP provision for income taxes	$2,731	$5,007	$1,847
Provision for income tax matters	(1,516)	(3,900)	(1,111)
Non-GAAP provision for income taxes	$1,215	$1,107	$736

GAAP operating expenses	$88,234	$91,347	$91,817
Stock-based compensation	(6,422)	(6,562)	(5,950)
Acquisition-related costs	(277)	(684)	(861)
Asset impairments	-	-	(477)
Lease exit recoveries (costs)	11	24	(142)
Termination and separation (costs) recoveries	(469)	(637)	55
Amortization of purchased intangible assets	(9,317)	(10,994)	(12,329)
Reversal of accruals	-	342	-
Other expenses	-	-	(58)
Non-GAAP operating expenses	$71,760	$72,836	$72,055

	March 28,	December 27,	March 29,
	2015	2014	2014

GAAP operating income (loss)	$4,857	$4,802	$(2,913)
Stock-based compensation	6,693	6,847	6,191
Acquisition-related costs	277	684	861
Asset impairments	-	-	477
Lease exit (recoveries) costs	(11)	(24)	142
Termination and separation costs (recoveries)	469	637	(64)
Amortization of purchased intangible assets	9,317	10,994	12,329
Reversal of accruals	-	(342)	-
Other expenses	-	-	58
Non-GAAP operating income	$21,602	$23,598	$17,081

Non-GAAP operating margin	16.2%	17.2%	13.5%

GAAP net income (loss)	$4,655	$2,330	$(4,241)
Stock-based compensation	6,693	6,847	6,191
Acquisition-related costs	277	684	861
Termination and separation costs (recoveries)	469	637	(64)
Reversal of accruals	-	(342)	-
Asset impairments	-	-	477
Lease exit (recoveries) costs	(11)	(24)	142
Amortization of purchased intangible assets	9,317	10,994	12,329
Other expenses	-	-	58
Foreign exchange gain on foreign tax liabilities	(2,179)	(2,665)	(879)
Amortization of discount on short-term and long-term obligations	210	350	-
Gain on disposal of investments	-	(26)	-
Provision for income taxes	1,516	3,900	1,111
Non-GAAP net income	$20,947	$22,685	$15,985

Non-GAAP net income per share - basic and diluted	$0.10	$0.11	$0.08

Shares used to calculate non-GAAP net income per share - basic	200,249	198,625	195,188
Shares used to calculate non-GAAP net income per share - diluted	205,688	201,935	198,306

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 28,	December 27,
	2015	2014
ASSETS:
Current assets:
Cash and cash equivalents	$64,548	$112,570
Short-term investments	45,580	45,885
Cash, cash equivalents and short-term investments	110,128	158,455
Accounts receivable, net	62,156	55,414
Inventories, net	35,685	37,949
Prepaid expenses and other current assets	14,348	16,473
Income taxes receivable	1,966	1,968
Prepaid tax expense	-	51
Deferred tax assets	5,255	5,442
Total current assets	229,538	275,752

Investment securities	120,052	107,509
Investments and other assets	7,332	7,683
Prepaid tax expense	93	42
Property and equipment, net	37,370	37,311
Goodwill	283,239	283,239
Intangible assets, net	133,344	143,680
Deferred tax assets	13,123	13,412
Long-term income tax receivable	465	457
	$824,556	$869,085

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$20,357	$23,360
Accrued liabilities	53,788	74,135
Credit facility	10,000	-
Income taxes payable	1,109	1,062
Liability for unrecognized tax benefit	14,820	16,076
Deferred tax liabilities	7,644	7,644
Deferred income	3,944	4,530
Total current liabilities	111,662	126,807

Long-term obligations	25,008	36,305
Deferred tax liabilities	54,209	53,493
Liability for unrecognized tax benefit	25,768	25,244
PMC special shares convertible into 205 (2014 - 278) shares of common stock	480	745
Stockholders' equity:
Common stock and additional paid in capital	1,603,586	1,595,809
Accumulated other comprehensive loss	(2,185)	(2,355)
Accumulated deficit	(993,972)	(966,963)
Total stockholders' equity	607,429	626,491
	$824,556	$869,085

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 28,	December 27,	March 29,
	2015	2014	2014

Cash flows from operating activities:
Net income (loss)	$4,655	$2,330	$(4,241)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,988	16,742	17,911
Stock-based compensation	6,693	6,847	6,191
Unrealized foreign exchange gain, net	(4,495)	(3,474)	(1,725)
Net amortization of premiums and accrued interest of investments	256	90	275
Asset impairments	-	-	770
Gain on investment securities and other	(32)	(45)	(29)
Amortization of discount on short-term and long-term obligations	210	350	-
Amortization of debt issue costs	51	51	51

Changes in operating assets and liabilities:
Accounts receivable, net	(6,741)	1,600	(546)
Inventories, net	2,264	(3,361)	864
Prepaid expenses and other current assets	834	(2,998)	2,324
Accounts payable and accrued liabilities	(12,726)	7,577	(11,689)
Deferred taxes and income taxes payable	2,664	4,365	2,374
Deferred income	(586)	(971)	(1,921)
Net cash provided by operating activities	8,035	29,103	10,609

Cash flows from investing activities:
Cash paid in connection with business acquisition	(18,000)	-	-
Purchases of property and equipment	(4,414)	(2,770)	(3,732)
Purchase of intangible assets	(441)	(270)	(481)
Redemption of short-term investments	7,926	750	1,800
Disposals of investment securities and other investments	15,429	23,759	14,064
Purchases of investment securities and other investments	(35,329)	(38,349)	(17,790)
Net cash used in investing activities	(34,829)	(16,880)	(6,139)

Cash flows from financing activities:
Proceeds from credit facility	30,000	-	30,000
Repayment of credit facility	(20,000)	-	(55,000)
Proceeds from issuance of common stock	26,759	11,251	9,348
Repurchases of common stock	(57,222)	-	(11,496)
Net cash (used in) provided by financing activities	(20,463)	11,251	(27,148)

Effect of exchange rate changes on cash and cash equivalents	(765)	(844)	(432)
Net (decrease) increase in cash and cash equivalents	(48,022)	22,630	(23,110)
Cash and cash equivalents, beginning of the period	112,570	89,940	100,038
Cash and cash equivalents, end of the period	$64,548	$112,570	$76,928

CONTACT:
PMC-Sierra, Inc.
Joel Achramowicz
Director, Investor Relations
1-408-239-8630
Joel.Achramowicz@pmcs.com
or
Kim Mason
Manager, Corporate Communications
1-604-415-6239
Kim.Mason@pmcs.com